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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  January 10, 1996



                               KERR GROUP, INC.
           (Exact Name of Registrant as specified in its Charter)



         DELAWARE                         1-7272                95-0898810
(State or other jurisdiction       (Commission File No.)     (I.R.S. Employer
      of corporation)                                       Identification No.)


1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA                    90067
(Address of Principal Executive Office)                         (Zip Code)


Registrant's telephone number, including area code:   (310) 556-2200

                                NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On January 10, 1996, Kerr Group, Inc., a Delaware corporation (the "Registrant"), announced that it had entered into an amended and restated loan agreement with The First National Bank of Boston. The new terms amend the existing $6,500,000 facility and provide the Registrant with an additional $3,500,000 to be used for working capital purposes. The additional financing is secured by certain equipment. The entire loan matures on April 15, 1996 or earlier if the Registrant is acquired. In connection with the new loan, the Registrant obtained waivers of certain financial covenants from its other lenders through March 30, 1996 and amended certain terms of its note agreements relating to Registrant's 9.45% Series A Senior Notes in the principal amount of $41,000,000 and 8.99% Series B Senior Notes in the principal amount of $9,000,000. The amendments provide for mandatory prepayment of the notes in the event Registrant is acquired. On January 10, 1996, the Registrant issued a press release relating to the foregoing, a copy of which is attached hereto as
Exhibit 1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits:

                 Exhibit 1 Text of Press Release issued by Kerr Group, Inc., dated January 10, 1996.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KERR GROUP, INC.




Dated: January 11, 1996                 By: /s/   D. Gordon Strickland
                                            --------------------------------
                                            D. Gordon Strickland
                                            Senior Vice President and
                                            Chief Financial Officer
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                                 EXHIBIT INDEX

 Exhibit No.          Description                                  Page
 -----------          -----------                                  ----

     1                Text of Press Release issued by Kerr           5
                      Group, Inc., dated January 10, 1996.